UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 17, 2019

ARATANA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35952	38-3826477
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11400 Tomahawk Creek Parkway, Suite 340, Leawood, KS 66211

(Address of principal executive offices) (Zip Code)

(913) 353-1000

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 17, 2019 (the “Effective Date”), the Board of Directors (the “Board”) of Aratana Therapeutics, Inc. (the “Company”) appointed Craig A. Tooman as the Company’s President and Chief Executive Officer. Mr. Tooman succeeds Steven St. Peter, M.D., who resigned as President and Chief Executive Officer and a member of the Board (including all Board committees on which he served) on the Effective Date.

Mr. Tooman will continue to serve as Chief Financial Officer (principal financial officer), Treasurer and principal accounting officer of the Company. Mr. Tooman was also elected as a Class III director of the Company and appointed to the Strategic Review Committee of the Board as of the Effective Date.

Prior to his appointment as President and Chief Executive Officer, Mr. Tooman served as the Company’s Chief Financial Officer since November 2013 and its Treasurer since January 2014. He was a member of the Company’s Board of Directors from April 2012 to November 2013, before accepting the CFO role. Mr. Tooman previously served as the Chief Executive Officer of Avanzar Medical, Inc., a privately-held company focused on commercial oncology opportunities, from February 2012 until November 2014. Mr. Tooman was also the founder and principal of Stockbourne LLC, a firm that provides strategic business and financial advisory services, a position he held from January 2011 to November 2013. From July 2010 to January 2011, Mr. Tooman was the Senior Vice President of Finance and Chief Financial Officer of Ikaria Inc., a biotherapeutics company. From January 2005 to July 2010, Mr. Tooman was the Executive Vice President of Finance and Chief Financial Officer at Enzon Pharmaceuticals, a biopharmaceutical company. Prior to that, Mr. Tooman was the Senior Vice President of Strategic Planning and Corporate Communications at ILEX Oncology, Inc. and the Vice President of Investor Relations at Pharmacia Corporation. Mr. Tooman previously served on the Board of Directors of Insite Vision Incorporated, a publicly-traded ophthalmological company from September 2011 to November 2015.  Mr. Tooman also served on the Board of Directors and as chair of the audit committee of Xanodyne Pharmaceuticals Inc., a privately-held specialty pharmaceutical company, from October 2007 until it was acquired in June of 2013, upon the sale of its commercial assets. He has a B.A. in Economics from Kalamazoo College and M.B.A. in Finance from the University of Chicago. The Company believes Mr. Tooman is qualified to serve on the Board based on his extensive operational knowledge of the Company due to his service as its Chief Executive Officer and Chief Financial Officer, which we believe will enable him to assist the Board in understanding the Company’s business, operations, financial condition, and accounting and in developing and implementing the Company’s strategy.

In connection with Dr. St. Peter’s resignation as President and Chief Executive Officer of the Company, the Company and Dr. St. Peter agreed that Dr. St. Peter will be entitled to post-termination severance payments and benefits under Section 4.5 of the employment agreement, as amended, between Dr. St. Peter and the Company (the “St. Peter Employment Agreement”), as if his resignation was a resignation for “good reason” (as defined in the St. Peter Employment Agreement). In addition, the Company has agreed to (a) extend the exercise period of Dr. St. Peter’s vested options through the earlier of the first anniversary of the Effective Date and the original expiration date set forth in the applicable award agreement and (b) accelerate the vesting of 48,309 shares of Dr. St. Peter’s outstanding restricted stock, in each case, subject to his execution and non-revocation of a release of claims in the Company’s favor.  The foregoing description of the rights of and obligations to Dr. St. Peter in connection with his resignation does not purport to be complete and is qualified in its entirety by reference to the full text of the letter submitted by the Company to Dr. St. Peter, dated as of the Effective Date, which is filed as Exhibit 10.1 hereto and incorporated herein by reference, and the St. Peter Employment Agreement. The St. Peter Employment Agreement was filed as Exhibit 10.4 to the Company’s Form S-1/A filed with the Securities and Exchange Commission on May 23, 2013.

In connection with his appointment as President and Chief Executive Officer, the Company and Mr. Tooman entered into an amended and restated employment agreement effective as of the Effective Date (the “Tooman Employment Agreement”). Pursuant to the Tooman Employment Agreement, Mr. Tooman will serve as President and Chief Executive Officer and will receive an annual base salary of $520,000 and be eligible to receive an annual performance-based cash bonus targeted at 55% of his base salary.

Under the terms of the Tooman Employment Agreement, if the Company terminates Mr. Tooman’s employment without “cause” or he resigns for “good reason” (as such terms are defined in the Tooman Employment Agreement), then, subject to his executing a general release of claims, Mr. Tooman will be entitled to receive (i) an amount equal to 100% (or, in the event such termination occurs within 12 months following a change in control, 150%) of the sum of his annual base salary plus target bonus in effect for the year of termination, paid in equal installments over 12 months (or, in the event such termination occurs within 12 months following a change in control, 18 months) following the termination date, (ii) accelerated vesting of his equity awards which would have vested during the 12 months following his termination had he remained employed with the Company (or, in the event such termination occurs within 12 months following a change in control, accelerated vesting of all of his outstanding equity awards), and (iii) payment over a period of up to 12 months (or, in the event such termination occurs within 12 months following a change in control, 18 months) of insurance premiums for continuation coverage under the Company’s group health plans if Mr. Tooman elects such coverage.

If Mr. Tooman’s employment is terminated due to his death or disability, he will be entitled to receive accelerated vesting of his equity awards which would have vested during the 12 months following his termination had he remained employed with the Company.

The Tooman Employment Agreement also contains certain restrictive covenants pursuant to which Mr. Tooman has agreed to refrain from competing with the Company and from soliciting the Company’s employees for a period of one year following his termination of employment.

The foregoing description of the Tooman Employment Agreement does not purport to be complete, and is qualified by reference to the complete text of such agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Letter Agreement, dated January 17, 2019, between the Company and Steven St. Peter, M.D.
10.2	Amended and Restated Employment Agreement, dated January 18, 2019, between the Company and Craig Tooman

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARATANA THERAPEUTICS, INC.

Date: January 22, 2019	By:	/s/ John C. Ayres
John C. Ayres
General Counsel & Secretary